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                                                                       EXHIBIT A

                                    AGREEMENT

     The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated: May 27, 1999



                                  BASSWOOD PARTNERS, L.L.C.

                                  By:  /s/ Matthew Lindenbaum
                                       --------------------------
                                       Name: Matthew Lindenbaum
                                       Title: Managing Member


                                  By:  /s/ Bennett Lindenbaum
                                       --------------------------
                                       Name: Bennett Lindenbaum
                                       Title: Managing Member


                                  /s/ Matthew Lindenbaum
                                  -------------------------------
                                      Matthew Lindenbaum


                                  /s/ Bennett Lindenbaum
                                  -------------------------------
                                      Bennett Lindenbaum